UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2011
Date of Report
(Date of earliest event reported)

AQUENTIUM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23402	11-2863244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5188 Western Way, Perris, California	92571
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 951-657-8832

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Matters Related to Accountants and Financial Statements

Item 1.01 Changes in Registrant’s Certifying Accountant.

(a) On December 14, 2011, and acting upon a decision to change accountants recommended and approved by the Registrant's Board of Directors, the Registrant dismissed De Joya Griffith & Company, LLC of Las Vegas, Nevada, which has audited the financial statements of the Company for the years ending September 30, 2010.  A copy of the dismissal letter sent by the Registrant to De Joya Griffith & Company is attached hereto as Exhibit 2.1.

During our two most recent fiscal years, the Registrant did not consult De Joya Griffith & Company, LLC regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

De Joya Griffith & Company. LLC report on the Registrant's financial statements for the year ended September 30, 2010, did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles; however, such year-end report did contain a modification paragraph that expressed substantial doubt about the Registrant's ability to continue as a going concern.

During the fiscal year ended September 30 2010, the latest fiscal year audited by De Joya Griffith & Company, LLC and during the period from September 30, 2010, to December 14, 2011, the date of the Registrant's dismissal of De Joya Griffith & Company, LLC, (i) there were no disagreements between the Registrant and De Joya Griffith & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of De Joya Griffith & Company, LLC would have caused De Joya Griffith & Company, LLC to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Registrant has authorized without limitation De Joya Griffith & Company, LLC, its former accountant, to respond fully to the inquiries of the successor accountant concerning any matter falling within the scope of the successor accountant's services to be provided to the Registrant.

The Registrant is not aware of any issues that had not been resolved to the satisfaction of De Joya Griffith & Company, LLC prior to the Registrant's dismissal of De Joya Griffith & Company, LLC on December 14, 2011.

(b) On December 14, 2011, and acting upon a decision to change accountants recommended and approved by the Registrant's Board of Directors, the Registrant engaged Johnson, Mattson, Peterson, Mathias & C., of Buffalo, Minnesota, to audit the Registrant’s financial statements for all periods subsequent to September 30, 2011.

During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging the successor accountant identified herein, neither the Registrant nor anyone acting on its behalf consulted the newly engaged accountant regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; (iii) any matter that was the subject of a disagreement between the Registrant and De Joya Griffith & Company, LLC  or (iv) any other matter.

The Registrant has requested the newly engaged accountant to review the disclosure required by this Item 1.01 before it is filed with the Commission and has provided the newly engaged accountant the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in this Current Report. The newly engaged accountant has indicated to the Registrant that no such letter will be issued.

Concurrently with its filing of this current report with the Commission, the Registrant has provided the former accountant with a copy of the disclosures it is making in response to this Item 1.01, together with a request that the former accountant furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. The Registrant has requested the former accountant to provide any such letter as promptly as possible so that the Registrant can file the letter with the Commission within ten business days after the filing of this current report.  If any such letter is received from the former accountant, the Registrant shall amend this current report to include such letter received from the former accountant within two business days of receipt.

ITEM 2.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The exhibits listed in the following Exhibit Index are filed as part of this current report, except as otherwise indicated in the footnotes to such index.

Exhibit No.	Document

2.02	Registrant's letter of dismissal, dated December 14, 2011, to De Joya Griffith & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2011	AQUENTIUM, INC.

	By:	/s/ Mark T. Taggatz
Mark T. Taggatz, President